Packaging Corporation of America
Amended and Restated 1999 Long-Term Equity Incentive Plan
Executive Officer Restricted Stock Award Agreement

By this agreement, Packaging Corporation of America (“PCA” or the “Company”) grants to you the following restricted shares of the Company’s common stock, $.01 par value, subject to the terms and conditions set forth below, in the attached Plan Prospectus, and in the Amended and Restated 1999 Long-Term Equity Incentive Plan, as may from time to time be amended and/or restated (the “Plan”), all of which are an integral part of this Agreement. A copy of the Amended and Restated 1999 Long-Term Equity Incentive Plan may be obtained from the Company upon request. Capitalized terms used and not defined herein have the meanings given to them in the Plan.

Grant Date: June 20, 2016
Number of Restricted Shares Awarded :
Fair Market Value at Grant:
Restriction expires: June 20, 2020

The shares of restricted stock granted under the Plan will be held in escrow by the Company on the participant’s behalf during any period of restriction and will bear an appropriate legend specifying the applicable restrictions thereon, and, if requested, the participant will be required to execute a blank stock power therefor. During the period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

This award is subject to the “Performance-Based Award Pool for Executive Officers” provisions (the “Pool Provisions”) adopted by the Section 162(m) Subcommittee of the Compensation Committee on June 20, 2016. If the number of shares of restricted stock available to be awarded to you under the Pool Provisions (as certified by the Compensation Committee or the Section 162(m) Subcommittee) is less than the number of restricted shares awarded hereby, then the excess number of shares (i.e. the number by which this award exceeds the number certified by the Compensation Committee or the Section 162(m) Subcommittee) will be forfeited at the time of such certification, and only the number certified by the Compensation Committee or the Section 162(m) Subcommittee will vest at the time the restrictions herein expire.

This award is further subject to the Company’s compensation recovery policy in effect from time to time.

Except as otherwise provided by the Board of Directors:

(1) at such time as a Participant ceases to be a director, officer, or employee of, or to otherwise perform services for, the Company and its Subsidiaries due to death or Disability, during any period of restriction, all restrictions on the shares granted to the Participant shall lapse;

(2) at such time as a Participant ceases to be, or in the event a participant does not become, a director, officer, or employee of, or otherwise perform services for, the Company or its Subsidiaries for any other reason, all shares of restricted stock granted to such Participant on which the restrictions have not lapsed shall be immediately forfeited to the Company.

If a Change in Control occurs prior to the fourth anniversary of the Date of Grant, then all restrictions on the shares granted to the Participant will lapse on the date of such Change in Control. Notwithstanding the foregoing, the restrictions will not lapse upon a Change in Control if an award meeting the following requirements (the “Replacement Award”) is provided in substitution hereof:

(i)     it relates to equity securities of the Company or its successor following the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control and such equity securities are publicly traded and registered under the Securities Exchange Act of 1934;

(ii)    it has a value at least equal to the value of this award as of the date of the Change in Control as determined by the Committee;

(iii)    it does not contain any performance goals and vesting is subject only to continued service with the Company or its successor following the Change in Control through the fourth anniversary of the original Grant Date. If a Change of Control occurs prior to certification of the number of shares available for this award pursuant to the Pool Provisions, then the Pool Provisions shall not be applicable and this award shall cover the full number of shares identified on the first page hereof.

(iv)    its forfeiture provisions, transfer restrictions and any other restrictions lapse upon the fourth anniversary of the original Date of Grant; provided, however, that such restrictions will lapse, and the shares will fully vest, if within two years after the date of the Change in Control, the Participant’s employment is terminated by the Company without Cause or the Participant resigns for Good Reason; and

(v)    the terms and conditions of the Replacement Award with respect to dividends and a subsequent change in control are not less favorable to the Participant than the terms and conditions of this award.

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of this award or such other form approved by the Committee provided that the preceding requirements of this subsection are satisfied. The determination of whether the requirements are satisfied shall be made by the Committee, as constituted immediately prior to the Change in Control, in its sole discretion. In the event of a Change in Control, Participant agrees to accept a Replacement Award meeting the above conditions in substitution of this award.

"Good Reason" means: (i) a change in the Participant’s job title or position, which results in a material diminution in authority, duties or responsibilities; (ii) any material breach of this agreement by the Company of any material obligation of the Company for the payment or provision of compensation or other benefits to the Participant; (iii) a material diminution in Participant’s compensation or a failure by the Company to provide an arrangement for the Participant for any fiscal year of the Company giving the Participant the opportunity to earn an incentive award for such year; or (iv) the Company requires Participant to materially change the location of Participant’s principal office; provided such new location is one in excess of 35 miles from the location of Participant’s principal office before such change.

Please indicate your acceptance of this Agreement by signing in the space provided below and returning this page to Halane Young, Executive Director, Total Rewards & HRIS, located in Lake Forest.

Packaging Corporation of America

By:
Accepted and Agreed:
Title:

Date:

Packaging Corporation of America

2016 Performance-Based Equity Award Pool for Executive Officers

Adopted June 20, 2016

1. Purpose. The Committee intends to grant the Full Value Awards described herein (the “Awards”) to the executive officers of Packaging Corporation of America (the “Company”) named herein (the “Participants”) pursuant to the Company’s Amended and Restated 1999 Long-Term Equity Incentive Plan (the “Plan”) on or around the date hereof. The Section 162(m) Subcommittee desires to designate such Awards as Performance-Based Compensation and hereby adopts an award pool (the “Award Pool”) of Shares available for such Awards subject to the Performance Criterion and other terms and conditions provided herein. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Plan.

2. Performance Criterion. The Company’s Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) shall be established as the Performance Criterion for the Award Pool.

3. Award Pool Shares. The aggregate amount of Shares (the “Award Pool Shares”) available for award to all Participants in the Award Pool shall be the number equal to (i) 3.0% of the Corporation’s EBITDA for the period beginning April 1, 2016 and ending March 31, 2017 (the “EBITDA Performance Period”); divided by (ii) the closing price of a Share on the New York Stock Exchange on the date hereof.

4. Awards. Awards shall be in the form of “Restricted Stock Awards” (pursuant to the Restricted Stock Award Agreements attached hereto as Exhibit A) and “Performance Unit Awards” (pursuant to the Performance Unit Agreement attached hereto as Exhibit B).

5. Participant Percentages and Maximums. The percentage of Award Pool Shares (the “Award Pool Percentage”) and the maximum number of Award Pool Shares (the “Participant

Maximum”) available to be awarded to each Participant for each Award, shall be as set forth in the following table. For each Participant, half of his percentage of Award Pool shares is allocated to each type of Award.

Participant	Percentage of Award Pool Shares	Maximum for Restricted Stock Awards (in shares)	Maximum for Performance Units (in shares)*
Mark W. Kowlzan	40%	33,469	40,163
Thomas A. Hassfurther	25%	21,459	25,751
Robert P. Mundy	10%	6,660	7,992
Charles J. Carter	12.5%	6,913	8,296
Thomas W.H. Walton	6.25%	4,255	5,106
Kent A. Pflederer	6.25%	4,255	5,106

6. Certification of Award Pool. The Committee (or the Section 162(m) Subcommittee) shall certify the number of Award Pool Shares available for each Participant for each Award (the “Certified Share Number”) within 75 days after the end of the EBITDA Performance Period, which shall be calculated by (a) multiplying (i) the Award Pool Percentage for such Participant for such Award by (ii) the aggregate number of Award Pool Shares and (b) if applicable, reducing the number calculated pursuant to subsection (a) to the Participant Maximum for such Award.

7. Award Agreement. The Committee (or the Section 162(m) Subcommittee) will reduce (but not increase) the actual number of Shares to be awarded to a Participant on vesting of an Award from the Certified Share Number for such Award to the extent necessary to achieve the level of vesting provided in the Award agreements attached hereto.

8. Plan Provisions. The Award Pool and Awards described herein are subject to, and made pursuant to, the terms and conditions of the Plan. If there is any inconsistency between the terms of the Award Pool or any Award agreement and the terms of the Plan, the terms of the Plan shall control unless expressly stated that an exception to the Plan is being made.